Exhibit h.1
HERCULES TECHNOGLOGY GROWTH CAPITAL, INC.
[ ] Shares of Common Stock
UNDERWRITING AGREEMENT
[ ], 2006
[Name of Underwriter]
[Address]
Ladies and Gentlemen:
     Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Company”) proposes to issue and sell to [ ] (each, an “Underwriter” and, collectively the “Underwriters”) an aggregate of [ ] shares of common stock, par value $0.001 per share, of the Company (the “Firm Shares”).
     The Company also proposes to issue and sell to the Underwriters not more than an additional [ ] shares of its common stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that the Underwriters shall have determined to exercise the right to purchase such shares of common stock granted in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, are hereinafter referred to as the “Common Stock.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-136918) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the related rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”). The registration statement, as it may have heretofore been amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act, and any post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, is hereinafter referred to as the “Registration Statement;” the prospectus, dated as of [ ], included in the Registration Statement at the time it became effective on [ ] (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act) is hereinafter referred to as the “Base Prospectus;” the preliminary prospectus supplement dated [ ], filed with the Commission pursuant to Rule 497 under the Securities Act is hereinafter referred to as the “Pre-Pricing Prospectus Supplement” (and together with the Base Prospectus, the “Pre-Pricing Prospectus”); the prospectus supplement to be filed with the Commission pursuant to Rule 497 under the Securities

Act after the execution and delivery of this Agreement is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”).
     As used in this Agreement the term “Applicable Time” means the date and time that this Agreement is executed and delivered by the parties hereto.
     1. Representations and Warranties.
          (a) The Company represents and warrants to, and agrees with, the Underwriters that:
     (i) The Company meets the requirements for use of Form N-2 under the Securities Act and the Securities Act Rules and Regulations. At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pre-Pricing Prospectus, when considered together with the pricing terms and other information set forth on Exhibit B hereto (the “Pricing Information”) complied, as of its date, in all material respects, with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the Pre-Pricing Prospectus, when considered together with the Pricing Information, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of the date of the Prospectus Supplement, will comply in all material respects, with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the Prospectus, as of the date of the Prospectus Supplement, the Closing Date and any Option Closing date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or Prospectus.
     (ii) The Registration Statement has become effective; the SEC has not issued, and is not, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented).

     (iii) The Company has elected to be treated by the Commission as a business development company under the Investment Company Act of 1940 (the “Investment Company Act”), such election is effective and all required action has been taken under the Securities Act, the Investment Company Act and any state securities laws to make the public offering and the issuance and sale of the Shares by the Company, and the provisions of the Company’s articles of incorporation and bylaws comply as to form in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder.
     (iv) To the Company’s knowledge, Ernst & Young LLP, the accounting firm that audited the financial statements of the Company set forth in the Registration Statement and Prospectus, was and is an independent registered accounting firm as required by the Securities Act and the Securities Act Rules and Regulations for the periods covered by the financial statements on which they reported contained in the prospectus.
     (v) The financial statements, together with the related schedules and notes thereto, of the Company set forth in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of their operations for the respective periods specified, and are prepared in conformity with generally accepted accounting principles and the selected financial information and data included in the Registration Statement and the Prospectus have been prepared on a basis consistent with that of the books and records of the Company.
     (vi) The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as described in the Prospectus; (B) has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (C) is duly licensed or qualified to do business as a foreign corporation and in good standing in the State of California, Colorado, Maryland, Massachusetts, Ohio and Illinois except where the failure to be so qualified or licensed or to be in good standing would not result in a material adverse effect upon the financial condition, business or results of operations of the Company (“Material Adverse Effect”).
     (vii) The Company has three subsidiaries, Hercules Technology II, L.P., Hercules Technology SBIC Management, LLC and Hercules Funding I LLC. Hercules Technology II, L.P. is a limited partnership duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Revised Uniform Limited Partnership Act and is duly licensed or qualified to do business in California, Colorado, Maryland, Massachusetts and Ohio; Hercules Technology SBIC Management, LLC is a limited liability company duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Limited Liability Company Act, as amended, and is duly licensed or qualified to do business in California, Colorado, Maryland, Massachusetts, Ohio and Illinois; Hercules Funding I LLC is a limited liability company duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Limited Liability Company Act, as amended, and is duly licensed or qualified to do business in California, Colorado, Maryland, Massachusetts, Ohio and Illinois, except where the failure of the subsidiaries to be so qualified or licensed or to be in good standing would not result in a Material Adverse Effect.
     (viii) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its charter or bylaws or governing documents. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject.
     (ix) The Company’s authorized capitalization is as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading “Description of Capital Stock”; the Shares have been duly authorized by all requisite corporate action on the part of the Company for the issuance and sale of the Shares to the Underwriters pursuant to this Agreement.
     (x) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company, (B) there has not been any material change in the capital stock of the Company, or any material adverse change, or to the Company’s knowledge, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, net worth or results of operations of the Company (excluding changes due to investment activities in the ordinary course of business), (C) there has been no dividend or distribution declared or paid in respect of the Company’s capital stock and (D) the Company has not incurred any short-term debt or long-term debt that is, in either case, material with respect to the Company (excluding debt resulting from a draw down on the Company’s credit facility).
     (xi) There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding, legal or governmental, to which the Company is a party before or by any court or governmental agency or body, that is required to be described in the Prospectus and is not so described.
     (xii) There are no contracts, agreements or understandings of the Company that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations that have not been so filed or incorporated by reference therein as permitted by the Securities Act Rules and Regulations.
     (xiii) This Agreement has been duly authorized, executed and delivered by the Company.
     (xiv) The issuance and sale of the Shares and the consummation of the transactions contemplated herein will not result in a material breach or violation of any of the terms and provisions of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, any agreement, indenture, mortgage, lease or other instrument to which the Company is a party or by which it or any of its properties or assets may be bound nor will such action result in any violation of the Company’s charter or bylaws, or any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.
     (xv) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the NASD or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares.
     (xvi) This Agreement complies as to form in all material respects with all applicable provisions of the Investment Company Act.
     (xvii) The Shares have been authorized for listing on the Nasdaq Global Market, subject to official notice of issuance or sale of the Shares, as the case may be.
     (xviii) Except as described in the Prospectus, the Company and each of its subsidiaries have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state or local law, regulation or rule, and have obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct their business as described under the heading “Business” in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals is not, alone or in the aggregate, reasonably likely to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval of any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company, the effect of which is reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof threatening to revoke or modify any license, authorization, consent or approval, which alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.
     (xix) Except as disclosed in the Prospectus under the caption “Certain Relationships and Related Transactions,” the Company has not entered into any transaction with any person which would be required to be disclosed under Item 404 of the Commission’s Regulation S-K.
     (xx) Except as otherwise disclosed in the Prospectus, as of the date thereof, no extension of credit has been made by the Company to an executive officer or director of the Company in violation of Section 402 of Sarbanes-Oxley Act of 2002.
     (xxi) Except with respect to the Underwriters or as disclosed in the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale the Shares.
     (xxii) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price or any security of the Company to facilitate the issuance or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the Expiration Time or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company; provided that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the restrictions of this Section 1.

     (xxiii) Except as described in the Prospectus, since January 1, 2006, the Company has been organized and operated, and currently is organized and operated, in conformance with the applicable requirements to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).
     (xxiv) The Company has been organized and operated as, and currently is organized and operated, in material conformance with the requirements of the Investment Company Act applicable to business development companies.
     (xxv) The provisions of the corporate charter and by-laws of the Company and the investment objective, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company, and the provisions of the organizational documents of each of the subsidiaries and the operations of each of the subsidiaries allow the Company to be in compliance in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company.
     (xxvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s most recent audited fiscal year, there have been, to the Company’s knowledge, no changes in the Company’s internal controls over financial reporting that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (xxvii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officers or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

     (xxviii) The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
     (xxix) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or received or retained any funds in violation of any law, rule or regulation.
          (b) Any certificate required by this Agreement that is signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters, as to the matters covered thereby.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and the Underwriters, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agree to purchase, severally and not jointly, from the Company the number of Firm Shares set forth opposite the name of Each Underwriter on Schedule I hereof at $[ ] per share (“Purchase Price”).
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, from the Company up to the number of Additional Shares set forth opposite the name of Each Underwriter on Schedule II hereof at the Purchase Price. If the Underwriters elect to exercise such option, the Underwriters shall so notify the Company in writing not later than [ ] (___) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than [___] (_) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On the day that Additional Shares are to be purchased (the “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option

Closing Date as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     3. Public Offering of Shares. The Underwriters advise the Company that it proposes to make a public offering of Shares as soon after this Agreement has been executed and delivered as in its judgment is advisable.
     The Company is further advised by you that the Shares are to be offered to the public initially at $[ ] per share (the “Public Offering Price”).
     4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters at [ ], New York City time, on [ ], or at such other time on the same or such other date, no later than five business days after the date of this Agreement as the Underwriters and the Company may agree upon in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Additional Shares for the respective accounts of the several Underwriters at [ ], New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [ ], New York City time, three (3) business days following the date the Underwriters provide the Company with notice pursuant to Section 2 of this Agreement, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Option Closing Date.”
     Certificates for the Firm Shares and the Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. The Firm Shares and Additional Shares shall be delivered through the facilities of The Depository Trust Company.
     5. Covenants of the Company. The Company covenants with each Underwriter as follows:
          (a) To notify the Underwriters promptly the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and the suspension of the qualification of the Shares for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in this subsection hereunder and, if any such stop order is issued, to use commercially reasonable efforts to obtain the lifting thereof at the earliest possible moment, and to advise the Underwriters promptly of any examination pursuant to Section 8(e) of the Securities Act or of the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of the Shares.
          (b) To give the Underwriters notice of any intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus proposed for use by the Underwriters in connection with the offering, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(b) or Rule 497(h) of the Securities Act Rules and Regulations), whether required to be filed pursuant to the Investment Company Act, the Securities Act or otherwise, and to furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and to not file any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object, except as may be required by applicable law; provided, however, in the event of any such objection, the Underwriters agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.
          (c) To furnish, upon request and without charge, to the Underwriters a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to [ ] New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(d) below, as many copies of the Pre-Pricing Prospectus and Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
          (d) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing within two business days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.
          (e) If any event shall occur or a condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company in consultation with counsel for the Underwriters, to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, to forthwith amend or supplement the Registration Statement or Prospectus by preparing and filing with the Commission (and furnishing to the Underwriters a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Underwriters), at the Company’s expense, which will amend or supplement the Registration Statement or the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading when the Prospectus is delivered to a purchaser, and the Underwriters and their counsel agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.
          (f) To endeavor, in cooperation with the Underwriters and their counsel, to assist such counsel to qualify the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required to consummate the transactions contemplated hereby by the laws of each jurisdiction in which the Shares have been qualified as above provided.
          (g) For a period of ___days from the date of this Agreement, to not, without the prior consent of the Underwriters, directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any equity or equity related securities of the Company or securities convertible into such securities, other than the Shares or the Common Stock issued in reinvestment of dividends or distributions or to the Company’s directors upon that individual’s election to receive shares of the company’s Common Stock in lieu of a cash retainer.
          (h) To apply the net proceeds received by the Company from the sale of the Shares sold by it as set forth under “Use of Proceeds” in the Prospectus.
          (i) To use its best efforts to maintain its status as a business development company under the Investment Company Act.
          (j) To use its best efforts to conform with the applicable requirements to be treated as a regulated investment company under Subchapter M of the Code.
          (k) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, not to take, directly or indirectly, within 30 days of the date of the Prospectus, any action designed to cause or to result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the sale or resale of the Shares; provided, that any action in connection with the Company’s dividend reinvestment plan or to the issuance of shares of the Company’s Common Stock to the Company’s directors upon that individual’s election to receive shares of the company’s Common Stock in lieu of a cash retainer each will be deemed to be within the meaning of this Section 4.

     (l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Pre-Pricing Prospectus Supplement, the Prospectus Supplement and the Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., if any, (v) any fees charged by the rating agencies for the rating of the Shares, (vi) the cost of printing certificates representing the Shares, (vii) the fees and expenses of any transfer agent, registrar or depositary in connection with the issuance of the Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnification and Contribution”, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     6. Conditions of the Underwriters’ Obligations; Additional Covenants. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein or its part to be performed and observed, and to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Option Closing Date, as the case may be, there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares as contemplated hereby.
          (b) On the Closing Date and the Option Closing Date, as the case may be, the Underwriters shall have received:
        (1) The opinion, dated the Closing Date and the Option Closing Date, as the case may be, of Sutherland Asbill & Brennan LLP, counsel for the Company, in substantially the form set forth in Annex I hereto and their negative assurance letter dated the Closing Date and the Option Closing Date in form reasonably satisfactory to counsel for the Underwriters to the effect set forth in Annex II hereto. In rendering such opinion, Sutherland Asbill & Brennan LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials;
          (c) The Underwriters shall have received from [ ], counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the Option Closing Date, in form and substance satisfactory to the Underwriters, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
          (d) The Company shall have furnished to the Underwriters on Closing Date or the Option Closing Date a certificate of the Company, signed by the President or other senior officer of the Company, dated the Closing Date or the Option Closing Date, to the effect set forth in Section 5(a) above and to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of his knowledge:
       (i) the representations, warranties and covenants of the Company contained in this Agreement are true and correct as of the date of the Agreement and, in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification), the Closing Date and the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied in all material respects hereunder on or before the Closing Date and the Option Closing Date, as the case may be;
       (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his knowledge, threatened; and

     (iii) since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business, net worth or results of operations of the Company (excluding changes due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (e) On each the date hereof, the Closing date and the Option Closing Date, as the case may be, the Underwriters shall have received from Ernst & Young LLP, a letter, dated hereof, the Closing Date and the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, and stating the conclusions and findings of such firm with respect to the financial information and certain financial information contained in the Registration Statement and the Prospectus ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof and, if applicable, the letter delivered on the Option Closing Date shall use a “cut-off date” not more than three business days prior to the Option Closing Date.
          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6, or (ii) any change in or affecting the business or properties of the Company, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering as contemplated by the Registration Statement and the Prospectus.
          (g) Prior to the Closing Date and the Option Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further appropriate information, certificates and documents as the Underwriters may reasonably request.
          (h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriters and certain executive officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.
          (i) The obligation of the Underwriters to purchase Additional Shares hereunder is subject to the delivery to the Underwriters on the Option Closing Date of such documents as it may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          (j) The Shares shall have been approved for listing on the Nasdaq Global Market, subject only to notice of issuance at or prior to the Closing Date or the Option Closing Date, as the case may be.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.
     7. Indemnification and Contribution.
          (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 497 and Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein necessary to make the statements therein not misleading or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus, when considered together with the Pricing Information, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse such Underwriter and each such controlling person for any legal and other expense reasonably incurred (including the fees and disbursements of counsel chosen by the Underwriters) reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement, the Pre-Pricing Prospectus, Pricing Information or the Prospectus (or any amendment or supplement thereto).

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and its respective directors, officers and employees, for and against any losses, damages or liabilities to which the Company may become subject, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus relating to the Shares, or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof, and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).
          (c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall (i) without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action, claim or proceeding) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action, claim or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party or (ii) be liable for any settlement or any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, in addition to any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total commissions received by the Underwriters. The relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased upon exercise of the Rights were offered exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.
          (e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.
          (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, the Prospectus, and any supplement or amendment thereof, as required by the Securities Act.
          (g) Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.
     8. Termination of Agreement.
          (a) The obligations of the Underwriters under this Agreement may be terminated at anytime on or prior to the Closing Date, by notice given to the Company if, prior to the delivery and payment for the Shares, in the sole judgment of the Underwriters there has been any material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, management, financial condition or results of operation of the Company, which would, in the Underwriters’ judgment, make it impracticable or inadvisable to proceed with the Offering of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq National Market; or (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States.
          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.
     9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to:
[Name of Underwriters]
[Address]
and if sent to the Company:
Hercules Technology Growth Capital, Inc.
525 University Avenue
Suite 700

Palo Alto, CA 94301
     10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriters.
     11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
     13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
     14. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:

Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written by , individually and as Representative, by its undersigned officer thereunto duly authorized.

, as Representative of the various Underwriters listed on Schedule 1 hereto

By:

Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

EXHIBIT B
PRICING INFORMATION
Number of Shares :
Number of Shares under the Over-allotment Option:
Offering Price:
Underwriter Discount and Commissions:
Estimated Net Proceeds to the Company:

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